LINK Asset Services

*X(IVC)X*07

P919/01

*X(CERTIFICATE DESPATCH LINE 1)X*26
*X(CERTIFICATE DESPATCH LINE 2)X*27
*X(CERTIFICATE DESPATCH LINE 3)X*28
*X(CERTIFICATE DESPATCH LINE 4)X*29
*X(CERTIFICATE DESPATCH LINE 5)X*30
*X(CERTIFICATE DESPATCH LINE 6)X*31
*X(CERTIFICATE DESPATCH LINE 7)X*32
*X(CERTIFICATE DESPATCH LINE 8)X*33
*X(CERTIFICATE DESPATCH LINE 9)X*34

40552-000004/01/01-HO

TEAR HERE

TEST ONLY

SHARE CERTIFICATE

P919/01

CERTIFICATE NO.	L/A CODE	INVESTOR CODE	DATE	AMOUNT IN FIGURES
*CERT*01	BC*03	*X(IVC)X*07	DD-MMM-YY05	*AMOUNT IN FIGURES*06

4D pharma plc

(A company registered in England and Wales with registered number 08840579)

THIS IS TO CERTIFY that the undermentioned is/are the registered holder(s) of Ordinary Shares of 0.25 pence each in 4D pharma plc subject to the Articles of Association of the Company.

NAME(S) OF HOLDER(S)
*XXX(MAIN HOLDER NAME LINE 1)XXX*48
*XXX(MAIN HOLDER NAME LINE 2)XXX*49
*XXX(MAIN HOLDER NAME LINE 3)XXX*50
*XXX(MAIN HOLDER NAME LINE 4)XXX*51
*XXX(MAIN HOLDER NAME LINE 5)XXX*52
*XX(JOINT HOLDERS NAME LINE 1)XX*17
*XX(JOINT HOLDERS NAME LINE 2)XX*18
*XX(JOINT HOLDERS NAME LINE 3)XX*19
*XX(JOINT HOLDERS NAME LINE 4)XX*20
*XX(JOINT HOLDERS NAME LINE 5)XX*21

AMOUNT IN WORDS
*XXXXX(AMOUNT IN WORDS LINE 1)XXXXX*55
*XXXXX(AMOUNT IN WORDS LINE 2)XXXXX*56
*XXXXX(AMOUNT IN WORDS LINE 3)XXXXX*57
*XXXXX(AMOUNT IN WORDS LINE 4)XXXXX*58

THIS CERTIFICATE HAS BEEN DULY ISSUED AND AUTHORISED BY THE COMPANY IN ACCORDANCE WITH ITS ARTICLES OF ASSOCIATION.


4D PHARMA PLC
SECURITIES

NOTE: Any change in the ownership of the above (either in total or in part) will be registered only if both the transfer and this certificate are lodged with the Company's Registrar: Link Asset Services, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

THIS DOCUMENT IS VALUABLE AND SHOULD BE KEPT IN A SAFE PLACE